Exhibit (a)(1)(iv)
Website text:
OFFER TO EXCHANGE ELECTION FORM
(TO BE SUBMITTED ELECTRONICALLY VIA WEB BASED FORM)
THE OFFER TO EXCHANGE EXPIRES AT 10:00 P.M. (MOUNTAIN DAYLIGHT TIME) ON JULY 22, 2022, UNLESS EXTENDED BY DISH
Important:    Before making your election, please make sure you have read and understand the “Offer to Exchange” and “Schedule TO” (the “Offering Materials”) that you received via e-mail. The Offer to Exchange is subject to the terms and conditions of these documents. If you need additional copies of the Offering Materials, you may contact us via e-mail at Stock.Options@dish.com, which is the preferred method, or by telephone at 1-855-256-0682. Capitalized terms not defined in this Election Form shall have the meanings set forth in the Offering Materials.
BY SUBMITTING THIS ELECTION FORM YOU AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS OF THE OFFER TO EXCHANGE AS DESCRIBED IN THE OFFERING MATERIALS WHICH MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH THE OFFERING MATERIALS. IN THE EVENT OF AN AMENDMENT OR EXTENSION OF THE OFFER TO EXCHANGE, YOU WILL HAVE THE RIGHTS DESCRIBED IN THE OFFERING MATERIALS. BY SUBMITTING THIS ELECTION FORM YOU ALSO AGREE THAT, UPON ACCEPTANCE OF THIS ELECTION FORM BY DISH, THIS ELECTION FORM WILL CONSTITUTE A BINDING AGREEMENT AND CONSENT BETWEEN YOU AND DISH TO EXCHANGE THE ELIGIBLE OPTIONS FOR WHICH YOU PROPERLY SUBMIT A “YES” ELECTION, UNLESS YOU PROPERLY RESUBMIT AN ELECTION FORM PRIOR TO THE EXPIRATION TIME MODIFYING SUCH ELECTION(S).

How do I elect to exchange my Eligible Options? At the menu bar at the top of this form, select the “Elections” tab. To elect to exchange a particular grant: (1) click your cursor on the yellow shaded cell below, (2) click “YES” to exchange your option or click “NO” to decline the exchange, and (3) click the green “SUBMIT ELECTIONS” button at the top.
How do I submit this Election Form? Once you have completed your election(s) please press the “Submit” button at the top of your Election Form. This Election Form must be properly submitted by you prior to the expiration of the Offer to Exchange which will expire at 10:00 p.m. (Mountain Time) on July 22, 2022, unless we extend the expiration date (the “Expiration Time”).
Can I change my election after submitting this Election Form? Yes. You may change your election(s) as often as you like at any time prior to the Exchange Expiration Date. The last valid Election Form you properly submit to us prior to the Exchange Expiration Date will be your final Election Form and will be binding and irrevocable upon acceptance of such Election Form by DISH.
Will I receive a confirmation of my election? Yes. You will receive a confirmation email within one (1) business day of receipt of your properly submitted Election Form. The confirmation email will set forth your election (whether you elect to exchange your Eligible Options for New Options) with respect to the Eligible Stock Option grant(s) for which you properly submit an Election Form. Please review this confirmation email to ensure it accurately reflects your election. If you do not properly submit your Election Form, you will not receive a confirmation email. If you do not receive a confirmation email, it is your responsibility to confirm that your Election Form has been received by contacting us via email at Stock.Options@dish.com, which is the preferred method, or by calling the Offer to Exchange information line at 1-855-256-0682.
Please note that this confirmation e-mail does not constitute our acceptance of your election. We will give written notice to all Eligible Employees of our acceptance of all Eligible Employees’ elections to exchange their Eligible Options promptly following the New Option Grant Date.
We will separately provide to you the grant documents relating to your New Options for your acceptance through the Fidelity electronic acceptance system customarily used by DISH with respect to equity awards (the “Fidelity Platform”). You must accept the stock option agreement(s) for your New Options through the Fidelity Platform in order for the grant of your New Options to be completed.
Have a Question or Need Help? You may contact us via e-mail at Stock.Options@dish.com, which is the preferred method, or by telephone at 1-855-256-0682.

Instructions | Elections | Admin

OFFER TO EXCHANGE ELECTION FORM

ON JULY 22, 2022, UNLESS EXTENDED BY DISH

The stock price for the New Options will be the greater of $20.00 or the closing market price on the grant date.

Name: Jane Doe

Election time stamp: 06/23/2022 07:17 AM

SUBMIT ELECTIONS

Print this page

How do I elect to exchange my Eligible Options?

Grant Description	Grant Type	Grant Date	Current Exercise Price	Outstanding Options	Exchange Options? (Yes or No)	Vested Options	Unvested Options
Time-Based Option	NQ	4/1/2018	36.80	5,000	YES	4,000	1,000
Time-Based Option	NQ	4/1/2021	37.89	1,000	YES	400	600
2022 Incentive Plan	NQ	2/1/2022	31.73	10,000	YES		10,000